EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-275799) on Form S-3D of our report dated March 6, 2024, with respect to the consolidated financial statements and financial statement schedule III of Sila Realty Trust, Inc.
/s/ KPMG LLP
Tampa, Florida
March 6, 2024